Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 4, 2018, (except for Note 13, as to which the date is July 9, 2018), with respect to the consolidated financial statements of Shanghai Autohome Financing Lease Co., Ltd. included in the Registration Statement (Form F-1) and related Prospectus of Cango Inc. dated July 9, 2018.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

July 9, 2018